Exhibit 12

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Sociedad Química y Minera de Chile S.A., a corporation incorporated under the laws of the Republic of Chile (the "Company"), does hereby certify, to such officer’s knowledge, that:

     The Annual Report on Form 20-F for the year ended December 31, 2002 (the "Report") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Patricio Contesse G.
Name: Patricio Contesse G.
Title: Chief Executive Officer
Date: June 24, 2003

/s/ Ricardo Ramos R.
Name: Ricardo Ramos R.
Title: Chief Financial Officer and Business Development Senior Vice President
Date: June 24, 2003

     The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.